Exhibit 21





                     List of Subsidiaries of the Registrant
                     --------------------------------------


                                                 Country of          Ownership
        Subsidiary Name                          Incorporation       Percentage
        ---------------                          -------------       ----------

        Attunity Inc...........................  United States           100%
        Attunity (UK) Limited..................  United Kingdom          100%
        Attunity France........................  France                  100%
        Attunity Australia.....................  Australia               100%
        Attunity Hong Kong Limited.............  Hong-Kong (PRC)         100%
        Attunity Singapore PTE Ltd.............  Singapore               100%
        Bridges for Islands, Ltd...............  Israel                  100%
        Attunity Israel (1992) Ltd.............  Israel                  100%
        Attunity Software Services Ltd.........  Israel                   98.8%